Exhibit 10.3

SECURITY AGREEMENT

This Security Agreement (the “Security Agreement”) is made and entered into this ___ day of November, 2014 (the “Effective Date”) by and among Larry Hopenspirger, as Administrative Agent (“Administrative Agent”) and such lenders as identified on the signature pages hereto (individually a “Lender” and collectively the “Lenders”), and Cryoport, Inc., a Nevada corporation, and Cryoport Systems, Inc., a California corporation (individually a “Borrower” and collectively the “Borrowers”).

For good and valuable consideration, receipt of which is hereby acknowledged, each Borrower and Administrative Agent, and each Lender hereby agrees as follows:

1.                  Definitions. Terms defined in the singular shall have the same meaning when used in the plural and vice versa. Terms defined in the Uniform Commercial Code as adopted now or in the future in the State of organization of the Borrowers (the “UCC”) which are used herein shall have the meanings set forth in the UCC, except as expressly defined otherwise. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9. As used herein, the term:

1.1              “Collateral” means the collateral described in Section 2 below.

1.2              “Liquidation Costs” means the reasonable and documented costs and out of pocket expenses incurred by Administrative Agent in obtaining possession of any Collateral, in storage and preparation for sale, lease or other disposition of any Collateral, in the sale, lease, or other disposition of any or all of the Collateral, and/or otherwise incurred in foreclosing on any of the Collateral, including, without limitation, (a) reasonable attorneys’ fees and legal expenses, (b) transportation and storage costs, (c) advertising costs, (d) sale commissions, (e) sales tax and license fees, (f) costs for improving or repairing any of the Collateral, and (g) costs for preservation and protection of any of the Collateral.

1.3              “Notes” shall mean the 2014 Series Secured Promissory Notes issued by the Borrowers to the Lenders.

1.4              “Obligations” means any and all debts, obligations and liabilities of Borrower to Lender, now existing or arising in the future, under this Agreement, the Notes, and any other promissory note or written agreement hereafter made by Borrower in favor of Lender, and any renewals, extensions and modifications of such debts, obligations and liabilities.

1.5              “Permitted Liens” means the individual and collective reference to the following: (a) liens for taxes, assessments and other governmental charges or levies not yet due or liens for taxes, assessments and other governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves (in the good faith judgment of the management of the Borrower) have been established in accordance with GAAP; (b) liens imposed by law which were incurred in the ordinary course of the Borrower’s business, such as carriers’, warehousemen’s and mechanics’ liens, statutory landlords’ liens, and other similar liens arising in the ordinary course of the Borrower’s business; (c) liens in favor of a third party arising out of any purchase-money contracts and/or leases entered into by Borrower for the acquisition of additional machinery or equipment in the ordinary course of business.

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2.                  Appointment of Administrative Agent and Grant of Security Interest. By execution hereof, each Lender appoints Administrative Agent to act under this Security Agreement. For the benefit of the Lenders, Borrower hereby grants to Administrative Agent a security interest in all goods and accounts of Borrower, wherever located, now owned or hereafter acquired or created, including, without limitation, the following (the “Collateral”), in each case, together with all proceeds and products:

(a)                all of Borrower’s Accounts (as defined in the UCC);

(b)               all of Borrower’s Inventory and Equipment (each as defined in the UCC);

(c)                all insurance proceeds of or relating to any of the foregoing property and interests in property, and any key man life insurance policy covering the life of any officer or employee of Borrower; and

(d)               all accessions, improvements and additions to, substitutions for, and replacements, products, profits and proceeds of any of the foregoing.

Borrower and Administrative Agent acknowledge their mutual intent that all security interests contemplated herein are given as a contemporaneous exchange for new value to Borrower, regardless of when advances to Borrower are actually made or when the Collateral is acquired.

3.                  Debts Secured. The security interest granted by this Security Agreement shall secure all of Borrower’s Obligations. Borrower and Administrative Agent expressly acknowledge their mutual intent that the security interest created by this Security Agreement secure any and all present and future debts, obligations, and liabilities of Borrower to Administrative Agent under the Notes, without any limitation whatsoever.

4.                  Authorization to File Financing Statements. Borrower hereby irrevocably authorizes Administrative Agent at any time and from time to time to file in any filing office in any Uniform Commercial Code jurisdiction any initial financing statements and amendments thereto that indicate the Collateral and provide any other information required by part 5 of Article 9 of the UCC, or such other jurisdiction, for the sufficiency or filing office acceptance of any financing statement or amendment. Borrower agrees to furnish any such information to Administrative Agent promptly upon Administrative Agent’s request. Borrower also ratifies its authorization for Administrative Agent to have filed in any Uniform Commercial Code jurisdiction any like initial financing statements or amendments thereto if filed prior to the date hereof.

5.                  Borrowers’ State of Organization. Borrowers represents that they have not at any time within the last five (5) years changed their state of organization. No Borrower shall change its state of organization without giving Administrative Agent at least thirty (30) days prior written notice thereof.

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6.                  Representations and Warranties Concerning Collateral. Each Borrower represents and warrants that:

6.1              Such Borrower is the sole owner of the Collateral owned by the Borrower.

6.2              The Collateral is not subject to any security interest, lien, prior assignment, or other encumbrance of any nature whatsoever except Permitted Liens.

6.3              The Accounts are each a bona fide obligation of the obligor identified therein for the amount identified in the records of such Borrower, except for normal and customary disputes which arise in the ordinary course of business and which do not affect a material portion of the Accounts.

7.                  Covenants Concerning Collateral and Negative Pledge. Borrowers covenants that:

7.1              Borrower will keep the Collateral and all other personal property and assets of the Borrower, including General Intangibles (as defined in the UCC) and the intellectual property of the Borrower (including the rights to the Cryoport Web Portal), free and clear of any and all security interests, liens, assignments or other encumbrances, except Permitted Liens.

7.2              Borrower agrees to execute and deliver any documents (properly endorsed, if necessary) reasonably requested by Administrative Agent for perfection or enforcement of any security interest or lien, and to give good faith, diligent cooperation to Administrative Agent, and to perform such other acts reasonably requested by Administrative Agent for perfection and enforcement of any security interest or lien created hereunder, including, without limitation, using reasonable efforts in obtaining control for purposes of perfection with respect to Collateral consisting of deposit accounts, investment property, letter-of-credit rights, and electronic chattel paper. Administrative Agent is authorized to file, record, or otherwise utilize such documents as it deems necessary to perfect and/or enforce any security interest or lien granted hereunder.

7.3              Borrower agrees to use diligent and good faith efforts to collect the Accounts. Borrower is authorized to collect the Accounts in a commercially reasonable manner. Administrative Agent, in its sole discretion, during the continuance of an Event of Default, may terminate such authority whereupon Administrative Agent is authorized by the Borrowers, without further act, to notify any and all account debtors to make payment thereon directly to Administrative Agent, and to take possession of all proceeds from the Accounts, and to take any action which such Borrower might or could take to collect the Accounts, including the right to make any compromise, discharge, or extension of the Accounts. Upon request of Administrative Agent after the occurrence of an Event of Default, Borrower agrees to execute and deliver to Administrative Agent a notice to such Borrower’s account debtors instructing said account debtors to pay Administrative Agent. Borrower further agrees to execute and deliver to Administrative Agent all other notices and similar documents reasonably requested by Administrative Agent to facilitate collection of the Accounts.

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7.4              All costs of collection of the Accounts, including attorneys’ fees and legal expenses, shall be borne solely by the Borrowers, whether such costs are incurred by or for Borrowers or Administrative Agent. In the event Administrative Agent elects during the continuance of an Event of Default to undertake direct collection of the Accounts, such Borrower agrees to deliver to Administrative Agent, if so requested, all books, records, and documents in such Borrower’s possession or under its control as may relate to the Accounts or as may be helpful to facilitate such collection. Administrative Agent shall have no obligation to cause an attorneys demand letter to be sent, to file any lawsuit, or to take any other legal action in collection of the Accounts. It is agreed that collection of the Accounts in a commercially reasonable manner does not require that any such legal action be taken.

8.                  Right to Perform for Borrower. Administrative Agent may, if any Borrower fails to do so after demand by Administrative Agent, in its sole discretion and without any duty to do so, elect to discharge taxes, tax liens, security interests, or any other encumbrance upon the Collateral, perform any duty or obligation of such Borrower, pay filing, recording, insurance and other charges payable by such Borrower, or provide insurance as provided herein if such Borrower fails to do so. Any such payments advanced by Administrative Agent shall be repaid by such Borrower upon demand, together with interest thereon from the date of the advance until repaid, both before and after judgment, at the Default Rate.

9.                  Default. Time is of the essence of this Security Agreement. The occurrence of any of the following events shall constitute a default under this Security Agreement:

9.1              Any representation or warranty made by any Borrower in this Security Agreement is materially false or materially misleading when made;

9.2              Any Borrower fails in the payment or performance of any obligation, covenant, agreement or liability created by or arising from or related to this Security Agreement and the same is not cured within thirty (30) days after notice from Administrative Agent; or

9.3              An Event of Default (as defined in the Notes) occurs.

No course of dealing or any delay or failure to assert any default shall constitute a waiver of that default or of any prior or subsequent default.

10.              Remedies. Upon the occurrence of any default under this Security Agreement, Administrative Agent shall have the following rights and remedies, in addition to all other rights and remedies existing at law, in equity, or by statute:

10.1          Administrative Agent shall have all the rights and remedies available under the Uniform Commercial Code;

10.2          Administrative Agent shall have the right to enter upon any premises leased or owned by the Borrowers where the Collateral or records relating thereto may be and take possession of the Collateral and such records;

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10.3          Upon request of Administrative Agent, any Borrower shall, at the expense of Borrower, assemble the Collateral and records relating thereto at a place designated by Administrative Agent and tender the Collateral and such records to Administrative Agent;

10.4          Without notice to Borrower, Administrative Agent may obtain the appointment of a receiver of the business, property and assets of Borrower and Borrowers hereby consents to the appointment of Administrative Agent or such person as Administrative Agent may designate as such receiver; and

10.5          Administrative Agent may sell, lease or otherwise dispose of any or all of the Collateral and, after deducting the Liquidation Costs, apply the remainder to pay, or to hold as a reserve against, the obligations secured by this Security Agreement. Borrower shall be liable for all deficiencies owing on any obligations secured by this Security Agreement after liquidation of the Collateral. Administrative Agent shall not have any obligation to clean-up or otherwise prepare any Collateral for sale, lease, or other disposition. The rights and remedies herein conferred are cumulative and not exclusive of any other rights and remedies and shall be in addition to every other right, power and remedy herein specifically granted or hereafter existing at law, in equity, or by statute which Administrative Agent might otherwise have, and any and all such rights and remedies may be exercised from time to time and as often and in such order as Administrative Agent may deem expedient. No delay or omission in the exercise of any such right, power or remedy or in the pursuance of any remedy shall impair any such right, power or remedy or be construed to be a waiver thereof or of any default or to be an acquiescence therein. In the event of breach or default under the terms of this Security Agreement, Borrower agrees to pay all costs and expenses, including reasonable attorneys’ fees and legal expenses, incurred by or on behalf of Administrative Agent in enforcing, or exercising any remedies under, this Security Agreement, and any other rights and remedies. Additionally, Borrower agrees to pay all Liquidation Costs. Any and all such costs, expenses, and Liquidation Costs shall be payable by Borrowers upon demand, together with interest thereon from the date of the advance until repaid, both before and after judgment, at the Default Rate. Regardless of any breach or default, Borrower agrees to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by Administrative Agent in any bankruptcy proceedings of any type involving such Borrower, the Collateral, or this Security Agreement, including, without limitation, expenses incurred in modifying or lifting the automatic stay, determining adequate protection, use of cash collateral, or relating to any plan of reorganization.

10.6          Notwithstanding the foregoing, or anything to the contrary contained in this Agreement or the Notes, Administrative Agent waives any right of setoff with respect to the Governmental Accounts.

11.              Notices. All notices or demands by any party hereto shall be in writing and shall be sent as provided in the Note.

12.              Indemnification. Borrower shall indemnify Administrative Agent for any and all claims and liabilities, and for damages which may be awarded or incurred by Administrative Agent, and for all reasonable attorney fees, legal expenses, and other out-of-pocket expenses incurred in defending such claims, arising from or related in any manner to the negotiation, execution, or performance by Administrative Agent of this Security Agreement, but excluding any such claims based upon breach or default by Administrative Agent or gross negligence or willful misconduct of Administrative Agent. Administrative Agent shall have the sole and complete control of the defense of any such claims. Administrative Agent is hereby authorized to settle or otherwise compromise any such claims as Administrative Agent in good faith determines shall be in its best interests.

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13.              General.

13.1          This Security Agreement is made for the sole and exclusive benefit of the Lenders and Administrative Agent and is not intended to benefit any third party. No such third party may claim any right or benefit or seek to enforce any term or provision of this Security Agreement. In recognition of Administrative Agent’s right to have all its attorneys’ fees and expenses incurred in connection with this Security Agreement secured by the Collateral, notwithstanding payment in full of the obligations secured by the Collateral, Administrative Agent shall not be required to release, reconvey, or terminate any security interest in the Collateral unless and until Borrowers have executed and delivered to Administrative Agent general releases in form and substance satisfactory to Administrative Agent.

13.2          Administrative Agent and his representatives, agents, and attorneys, shall not be liable to Borrowers or Lenders for consequential damages arising from or relating to any breach of contract, tort, or other wrong in connection with or relating to this Security Agreement or the Collateral.

13.3          If the incurring of any debt by the Borrowers or the payment of any money or transfer of property to Administrative Agent by or on behalf of the Borrowers should for any reason subsequently be determined to be “voidable” or “avoidable” in whole or in part within the meaning of any state or federal law (collectively “voidable transfers”), including, without limitation, fraudulent conveyances or preferential transfers under the United States Bankruptcy Code or any other federal or state law, and Administrative Agent is required to repay or restore any voidable transfers or the amount or any portion thereof, or upon the advice of Administrative Agent’s counsel is advised to do so, then, as to any such amount or property repaid or restored, including all reasonable costs, expenses, and attorneys’ fees of Administrative Agent related thereto, the liability of the Borrowers, and each of them, and this Security Agreement, shall automatically be revived, reinstated and restored and shall exist as though the voidable transfers had never been made.

13.4          This Security Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

13.5          Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction only, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

13.6          All references in this Security Agreement to the singular shall be deemed to include the plural if the context so requires and vice versa. References in the collective or conjunctive shall also include the disjunctive unless the context otherwise clearly requires a different interpretation.

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13.7          All agreements, representations, warranties and covenants made by Borrower shall survive the execution and delivery of this Security Agreement, the filing and consummation of any bankruptcy proceedings, and shall continue in effect so long as any obligation to Administrative Agent contemplated by this Security Agreement is outstanding and unpaid, notwithstanding any termination of this Security Agreement. All agreements, representations, warranties and covenants in this Security Agreement shall bind the party making the same and its heirs and successors, and shall be to the benefit of and be enforceable by each party for whom made and their respective heirs, successors and assigns.

13.8          This Security Agreement, together with the Notes, constitute the entire agreement between the Borrowers, Lenders and Administrative Agent as to the subject matter hereof and may not be altered or amended except by written agreement signed by Borrowers, Lenders and Administrative Agent affected with such amendment. All other prior and contemporaneous agreements, arrangements, and understandings between the parties hereto as to the subject matter hereof are, except as otherwise expressly provided herein, rescinded.

13.9 This Security Agreement may be executed in one or more counterparts and delivery may be by electronic image transmission.

In Witness Whereof, the Borrowers have executed this instrument as of the Effective Date.

BORROWERS:

Cryoport, Inc., a Nevada corporation

By:
Name:
Title:

Cryoport Systems, Inc., a
California corporation

By:
Name:
Title:

 [Lender and Administrative Agent Signature Pages Follows]

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ADMINISTRATIVE AGENT:

Larry Hopfenspirger

LENDER of $__________:

Larry Hopfenspirger

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LENDER of $_____________:

[	]

By:
Name:
Title:

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